SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 26, 1998
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
          (Address of Principal                     (Zip Code)
            Executive Offices)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555



                                    N/A
     (Former name, former address, and formal fiscal year, if changed since last report)

-------------------------------------------------------------------------------
                             ITEM 5.  OTHER EVENTS
-------------------------------------------------------------------------------


FX Energy, Inc. ("FX Energy" or the "Company") announced on January 26, 1998, that it has signed an agreement with Homestake Mining Company under which Homestake has the right to earn at least a 75% interest in the Company's Sudety gold concession in western Poland. The agreement provides for the expenditure by Homestake of at least $1.1 million over a two-year period. The companies signed a letter of intent on July 9, 1997, and Homestake began reconnaissance and sampling on the concession area in the fall of 1997.

In addition to approximately 700 square kilometers covered under the agreement, both FX Energy and Homestake have agreed to an Area of Mutual Interest (AMI) whereby any properties acquired within the AMI will be held and explored jointly.

In addition to the Sudety gold concession, FX Energy has a partnership agreement with Apache Corporation on its 5.5 million acre oil and gas concession in southeastern Poland and is conducting an exploration study in the Carpathian Region of southern Poland in partnership with the Polish Oil and Gas Company.
FX Energy also has three oil and gas concessions located in the Baltic, Carpathian, and Northwestern regions of Poland totaling approximately 6 million acres.


-------------------------------------------------------------------------------
                                   SIGNATURES
-------------------------------------------------------------------------------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 27, 1998           FX ENERGY, INC.



                                   By: /s/Scott J. Duncan, Vice President